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                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 15, 2001, with respect to the financial statements of Myelos Corporation included in the Form 8-K/A of Bio-Technology General Corp., and to the incorporation by reference of such report in the Registration Statements (Forms S-8 No. 333-64541, 333-36121, 333-33075, 333-33073, 33-83094, 33-51202, 33-4468, 33-41592, 33-41591 and
33-41593) as filed with the Securities and Exchange Commission.


                                                             Ernst & Young LLP


June 1, 2001
San Diego, California